EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)




                                                   THREE MONTHS ENDING
                                                         MARCH 31,                   YEAR ENDING DECEMBER 31,
                                                   ------------------  ------------------------------------------------------
                                                     2000      1999      1999        1998       1997       1996       1995
                                                   --------  --------  ---------  ----------  ---------  ---------  ---------
Fixed charges, as defined:
  Interest charges                                 $ 9,520   $ 9,740   $ 38,231   $  50,253   $ 50,625   $ 43,884   $ 41,305
  Preference dividend requirements of
    the Company                                        163       180     28,671       3,061        400        985        802
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis             ---       ---        ---         ---        ---        ---        ---
                                                   --------  --------  ---------  ----------  ---------  ---------  ---------

Total fixed charges                                $ 9,683   $ 9,920   $ 66,902   $  53,314   $ 51,025   $ 44,869   $ 42,107
                                                   ========  ========  =========  ==========  =========  =========  =========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes and extraordinary item     $37,075   $ 6,186   $ 76,177   $(238,609)  $ 16,896   $ 20,945   $ 16,600
  Fixed charges, above                               9,683     9,920     66,902      53,314     51,025     44,869     42,107
  Less interest capitalized                         (4,523)   (3,390)   (14,539)    (23,215)   (25,818)   (27,102)   (16,211)
  Plus undistributed (earnings) loss of affiliates      13       ---         28         ---        ---       (118)     2,249
  Less preference dividend requirements of
    the Company and its subsidiaries adjusted
    to pre-tax basis                                  (163)     (180)   (28,671)     (3,061)      (400)      (985)      (802)
                                                   --------  --------  ---------  ----------  ---------  ---------  ---------

                                                   $42,085   $12,536   $ 99,897   $(211,571)  $ 41,703   $ 37,609   $ 43,943
                                                   ========  ========  =========  ==========  =========  =========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                     4.3       1.3        1.5         ---        0.8        0.8        1.0
                                                   ========  ========  =========  ==========  =========  =========  =========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and $7,260,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $1,220,000 for the three months ended March 31, 1999, $5,159,000, $348,064,000,
$46,153,000 and $1,058,000 for the years ended December 31, 1999, 1998, 1996 and
1995, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000, $125,617,000, $6,253,000, $22,189,000 and $13,617,000 for
the years ended December 31, 1999, 1998, 1997, 1996 and 1995, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 1.4 for the three months ended March 31, 1999, 1.6, 0.2, 0.7, 1.4 and 0.7 for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1995 by $42,438,000, $15,575,000 and $10,723,000, respectively.